                UNTIED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Amendment No. 1
                                       to
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 23, 2000

                        Commission file number 333-61433

                               Epic Resorts, LLC.
             (Exact name of Registrant as specified in its charter)

                         Delaware                       23-2888968
              (State or other jurisdiction of        (I.R.S. Employer
               incorporation or organization)       Identification No.)

             1150 First Avenue, Suite 900, King of Prussia, PA 19406
               (Address of principal executive offices) (Zip Code)

                                 (610) 992-0100
              (Registrant's telephone number, including area code)

Item 4.   Changes in Registrant's Certifying Accountant

On February 23, 2000, the President of Epic Resorts, LLC (the "Company") dismissed Arthur Andersen LLP ("AA") as the Company's independent accounting firm, and appointed Grant Thornton LLP ("Grant Thornton") to replace AA. The decision to change independent accountants had been recommended and approved by the Managers of the Company. Accordingly, Grant Thornton will examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999.

AA's audit report on the Company's consolidated financial statements for the years ended December 31, 1997 and 1998 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 1997 and December 31, 1998, and subsequent interim periods up through September 30, 1999 there were no disagreements with AA on any material matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

In the late fourth quarter of 1999, shortly before the close of the fiscal year, the Company concluded a receivables securitization. Discussions were held between the Company and AA regarding SFAS No. 125 and the accounting for this transaction. There had also been discussions between the Company and AA regarding proposed accounting changes within the industry and the revenue recognition of certain travel programs. These matters remained unresolved at the time of AA's termination.

Prior to February 23, 2000, the Company did not consult with Grant Thornton regarding the application of accounting principles to any transactions or the type of audit opinion that might be rendered by Grant Thornton for the year ended December 31, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2000

                                           Epic Resorts, LLC.

                                      By:  /s/ Scott J. Egelkamp
                                           ------------------
                                          Scott J. Egelkamp
                                          Treasurer and Chief Financial Officer
                                          Duly Authorized Principal
                                          Financial Officer